Exhibit 99.1

Motorsport Games Adopts Limited Duration Stockholder Rights Plan

MIRAMAR, Fla., July 22, 2026 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”), a racing game developer, publisher, and esports ecosystem provider of official motorsport racing series, today announced that its Board of Directors has unanimously approved and adopted a limited duration stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right for each outstanding share of the Company’s Class A common stock. The Rights Plan is effective immediately and will expire on July 20, 2027, or earlier, as provided in the Rights Plan. The record date for such dividend distribution is August 3, 2026.

The Board adopted the Rights Plan to protect the investment of stockholders during a period in which it believes the share price of Motorsport Games’ Class A common stock does not reflect the inherent value of the business or its long-term growth potential, and during which time there have been recent significant accumulations of Motorsport Games’ Class A common stock by certain stockholders. The Rights Plan has not been adopted in response to any specific takeover bid or other proposal to acquire control of Motorsport Games.

The Rights Plan is intended to enable Motorsport Games stockholders to realize the long-term value of their investment in Motorsport Games by (i) reducing the likelihood that any person or group is able to gain a control or control-like position in Motorsport Games through open market accumulations without paying all stockholders an appropriate control premium, and (ii) providing the Board with sufficient opportunity to make informed judgments and take actions that are in the best interests of all stockholders. The Rights Plan is not intended to interfere with any sale, merger, tender, exchange offer, or other business combination approved by the Board. Nor does the Rights Plan prevent the Motorsport Games Board from considering any offer or proposed business combination that recognizes the full value of Motorsport Games and is in the best interests of Motorsport Games’ stockholders. The Rights Plan is similar to other stockholder rights plans adopted by publicly held companies.

Under the Rights Plan, the rights generally become exercisable if a person or group (each, an “acquiring person”) acquires beneficial ownership of 12.5% or more of Motorsport Games’ outstanding Class A common stock or if any existing stockholder that already beneficially owns 12.5% or more of the outstanding Class A common stock subsequently increases its beneficial ownership by one or more shares. In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder (other than the acquiring person, whose rights would become void and would not be exercisable) to purchase, at the then-current exercise price, additional shares of Motorsport Games’ Class A common stock having a then-current market value of twice the exercise price of the right. In the Rights Plan, the definition of “beneficial ownership” includes derivative securities.

In addition, if Motorsport Games is acquired in a merger or other business combination after an acquiring person acquires beneficial ownership of 12.5% or more of Motorsport Games’ outstanding Class A common stock, each right will entitle its holder (other than acquiring person, whose rights would become void and would not be exercisable) to purchase, at the then-current exercise price, shares of common stock of the acquiring person having a then-current market value of twice the exercise price of the right.

The Board, at its option, may exchange each right (other than rights owned by the acquiring person that have become void) in whole or in part, at an exchange ratio of one share of Motorsport Games’ Class A common stock per outstanding right, subject to adjustment. Except as provided in the Rights Plan, the Board is entitled to redeem the rights at $0.001 per right.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by Motorsport Games with the U.S. Securities and Exchange Commission (SEC) which will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Motorsport Games’ corporate website at www.motorsportgames.com.

About Motorsport Games

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate Version 1.3 featuring new cars, updated 2025 content and additional improvements. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also powers F1® Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to various risks and uncertainties. Any statements or information in this press release that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements in this press release may include, but are not limited to, the statements regarding (i) the anticipated benefits and expected consequences of the Rights Plan that Motorsport Games has adopted, (ii) the effectiveness of the Rights Plan in reducing the likelihood that any person or group is able to gain a control or control-like position in Motorsport Games through open market accumulations without paying all stockholders an appropriate control premium, (iii) the effectiveness of the Right Plan in providing the Board with a sufficient opportunity to make informed judgments and take actions that are in the best interests of all stockholders, (iv) the effectiveness of the Rights Plan in enabling Motorsport Games stockholders to realize the long-term value of their investment in Motorsport Games, (v) the effect of the Rights Plan on any sale, merger, tender, exchange offer, or other business combination approved by the Board, (vi) the effect of the Rights Pan on the Motorsport Games Board’s consideration of an offer or proposed business combination that recognizes the full value of Motorsport Games and is in the best interests of Motorsport Games’ stockholders, and (vii) the inherent value of the Motorsport Games’ business or its long-term growth potential. Such forward-looking statements are based upon Motorsport Games’ current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Because such statements include risks, uncertainties, and contingencies, actual events may differ materially from the expectations, intentions, beliefs, plans, or predictions of the future expressed or implied by such forward-looking statements. Examples of such risks and uncertainties include, without limitation, Motorsport Games’ ability to derive the anticipated benefits and results from the Rights Plan. Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media

motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com